Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Pillarstone Capital REIT (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), James C. Mastandrea, Chairman of the Board, Chief Executive Officer and President, and John J. Dee, Chief Financial Officer and Senior Vice President, of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

PILLARSTONE CAPITAL REIT
		By:	/s/ James C. Mastandrea
Date:	November 13, 2017		James C. Mastandrea Chairman, Chief Executive Officer and President

PILLARSTONE CAPITAL REIT
		By:	/s/ John J. Dee
Date:	November 13, 2017		John J. Dee Chief Financial Officer and Senior Vice President